Exhibit 10

                                 LAW OFFICES OF
                             DECHERT PRICE & RHOADS

                             TEN POST OFFICE SQUARE
                              BOSTON MA 02109-4603

                            TELEPHONE: (617) 728-7100
                               FAX: (617) 426-6567



                                              January 31, 1997



AARP Managed Investment Portfolios Trust
Two International Place
Boston, Massachusetts 02110

Gentlemen:

          We have acted as counsel to AARP Managed Investment Portfolios Trust, a Massachusetts business trust, in connection with the preparation and filing of its Registration Statement on Form N-1A (the "Registration Statement") covering shares of beneficial interest, $.01 par value per share, of AARP Managed Investment Portfolios Trust, on behalf of the AARP Diversified Income Portfolioand AARP Diversified Growth Portfolio.

          We have examined copies of the Declaration of Trust and By-Laws of AARP Managed Investment Portfolios Trust, the Registration Statement, and such other records, proceedings and documents as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

          Based upon the foregoing, we are of the opinion that the shares of beneficial interest, $.01 par value per share, of AARP Managed Investment Portfolios Trust, to be issued in accordance with the terms of the offering, as set forth in the Registration Statement when so issued and paid for, will constitute validly authorized and legally issued shares of beneficial interest, fully paid and non-assessable by AARP Managed Investment Portfolios Trust.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as set forth under the caption "Legal Counsel" in the above-referenced Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                               Very truly yours,
                                           /s/Dechert Price & Rhoads